                                                                     EXHIBIT G-6

                               CENTERPOINT ENERGY
                               EQUITY PERCENTAGES

                                               2001               2002               2003               2004               2005
(Millions)                                    ACTUAL            FORECAST           FORECAST           FORECAST           FORECAST
                                             ---------          ---------          ---------          ---------          ---------
METHOD 1
--------
Capitalization:
Common Equity                                $ 1,793.0          $ 1,888.6          $ 1,782.6          $ 1,999.7          $ 2,239.9
Trust Preferred                                  706.0              705.7              705.7              705.7              705.7
Debt*                                          8,650.0            9,984.3            9,870.0            8,494.9            8,245.9
Minority Interest                                  9.0                4.9              561.0                8.5                8.5
                                             ---------          ---------          ---------          ---------          ---------
Total Capitalization                          11,158.0           12,583.5           12,919.3           11,208.8           11,200.0
Less:  Securitized Debt                         (749.0)            (729.4)            (703.2)            (660.2)          (4,773.3)
                                             ---------          ---------          ---------          ---------          ---------
Adjusted Capitalization                      $10,409.0          $11,854.1          $12,216.1          $10,548.6          $ 6,426.7
                                             =========          =========          =========          =========          =========
TOTAL COMMON EQUITY/CAPITAL                       17.2%              15.9%              14.6%              19.0%              34.9%


METHOD 2
--------
Capitalization:
Common Equity                                $ 1,793.0          $ 1,888.6          $ 1,782.6          $ 1,999.7          $ 2,239.9
Trust Preferred                                  706.0              705.7              705.7              705.7              705.7
Debt*                                          8,650.0            9,984.3            9,870.0            8,494.9            8,245.9
Minority Interest                                  9.0                4.9              561.0                8.5                8.5
                                             ---------          ---------          ---------          ---------          ---------
Total Capitalization                         $11,158.0          $12,583.5          $12,919.3          $11,208.8          $11,200.0
                                             =========          =========          =========          =========          =========
TOTAL COMMON EQUITY/CAPITAL                       16.1%              15.0%              13.8%              17.8%              20.0%


*  Includes debt component of ZENS ($123 million)